WY Secretary of State
FILED: 12/22/2008
Original ID: 2004-000460663
Amendment ID:  2008-00711007

ARTICLES OF AMENDMENT
(BY BOARD OF DIRECTORS OR INCORPORATORS)

Wyoming Secretary of State                                                                              Phone (307) 777-7311/7312
The Capitol Building, Room 110                                                                        Fax (307) 777-5339
200 W. 24th Street                                                                                                E-mail: corporations@state.wy.us
Cheyenne, WY 82002-0020

1.           The name of the corporation is:   CASCADE TECHNOLOGIES CORP.

2.           Article 5 is amended as follows:

NUMBER AND CALL OF SHARES THE CORPORATION WILL HAVE THE AUTHORITY TO ISSUE:

750,000,000 COMMON STOCK SHARES

3.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself are:

4.           The date of each amendment’s adoption is:  DECEMBER 15, 2008

5.	The amendment was adopted by the Board of Directors without shareholder action and shareholder action was not required.

Date:                      December 15, 2008                                                                Signed:  /s/ Jacqueline Danforth
           Title:  Director

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Filing Fee:  $50.00

Instructions:

1.	The document may be executed by the Chairman of the Board, President or another of its officers.

2.	The document shall be accompanied by one (1) exact or conformed copy.

Artofam2-Revised 9/2003